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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-60310 on Form S-8 and Registration Statement Nos. 333-81206, 333-75846, and 333-66052 on Form S-3 of Starbase Corporation (the Company) of our report dated May 9, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to substantial doubt about the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Starbase Corporation for the year ended March 31, 2002.



DELOITTE & TOUCHE LLP

Costa Mesa, California
July 12, 2002